UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2018, Alliance MMA, Inc. (the “Company”) (Nasdaq: AMMA) entered into a binding term sheet to settle a stockholder class action lawsuit initially filed in April 2017 against the Company, certain of its current and former officers and directors, and the underwriter in the Company’s initial public offering (the “IPO”). The litigation is pending in the United States District Court for the District of New Jersey. Pursuant to the term sheet and subject to certain conditions, including the approval of the settlement terms by the District Court, the settling parties have agreed to submit a formal, binding stipulation of settlement to the District Court to resolve all claims brought against the defendants. The settlement will provide for a payment to the class of $1,550,000, of which the insurer will pay $1,520,000 and the underwriter in the IPO will contribute $30,000. The Company will be obligated to pay a deductible of $250,000, of which the Company has paid $137,761 in the form of legal fees and expenses incurred in connection with defending the lawsuit.

Item 7.01.	Regulation FD Disclosure.

On March 13, 2018, the Company issued a press release announcing the settlement of the class action lawsuit. The press release is attached as Exhibit 99.1.

The information under this Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 13, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/ Robert L. Mazzeo
Robert L. Mazzeo
Chief Executive Officer

Dated: March 13, 2018